Exhibit 10.16

SECOND AMENDMENT

                    SECOND AMENDMENT (this "Amendment"), dated as of March 26, 2003, among TRICO MARINE SERVICES, INC., a Delaware corporation (the "Parent"), TRICO MARINE ASSETS, INC., a Delaware corporation ("Trico Assets"), TRICO MARINE OPERATORS, INC., a Louisiana corporation ("Trico Operators" and, together with Trico Assets, the "Borrowers" and each, a "Borrower"), the Lenders party to the Credit Agreement referred to below (the "Lenders") and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as administrative agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

                    WHEREAS, the Parent, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of December 18, 2002 (as amended, modified, restated and/or supplemented through, but not including, the date hereof, the "Credit Agreement"); and

                    WHEREAS, the Borrowers have requested, and the Administrative Agent and the Lenders have agreed to, the amendments provided herein on the terms and conditions set forth herein;

                    NOW, THEREFORE, it is agreed:

1. Section 9.08 of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following new table in lieu thereof:

"Fiscal Quarter Ending	Ratio

March 31, 2003	0.90:1.00
June 30, 2003	0.90:1.00
September 30, 2003	1.00:1.00
December 31, 2003	1.20:1.00
March 31, 2004	1.50:1.00
June 30, 2004	1.75:1.00
September 30, 2004 and the last day of each fiscal quarter of the Parent ending thereafter	2.00:1.00.	".
2. Section 9.11 of the Credit Agreement is hereby amended by the deleting the amount "$175,000,000" appearing therein and inserting the new amount "$165,000,000" in lieu thereof.

                    3.     The definition of "Applicable Margin" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the text "each respective percentage per annun set forth opposite the respective Level shall be increased by 0.25% during the period commencing on the Second Amendment Effective Date to and including March 31, 2004; provided further," immediately following the text "provided, however," appearing therein.

                     4.     The definition of "Consolidated Tangible Net Worth" appearing in Section 11.01 of the Credit Agreement is hereby deleted in its entirety and the following new definition is inserted in lieu thereof:

"Consolidated Tangible Net Worth" shall mean, as of the date of any determination, Consolidated Net Worth of the Parent and its Subsidiaries on such date less the amount of all intangible items included therein, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and write-ups of assets. For purposes of determining Consolidated Tangible Net Worth pursuant to this definition, (i) the amount of goodwill shall in all cases be equal to the Goodwill Amount, (ii) a cumulative foreign currency translation adjustment of ($12,328,000) shall be added to Consolidated Tangible Net Worth and (iii) the gain (or loss) in the cumulative foreign currency translation adjustment from the amount ($12,328,000) as calculated on the date of such determination shall be subtracted from (or added to) Consolidated Tangible Net Worth.

5. Section 11.01 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the follow new definition:

"Goodwill Amount" shall mean, at any time, the sum of (i) $103,612,000 plus (ii) the increase (or decrease) in goodwill since September 30, 2002, provided that, such increase (or decrease) is for reasons other than adjustments in foreign currency exchange rates.

                     6.     This Amendment shall become effective on the date (the "Second Amendment Effective Date") when (i) the Parent, each Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) the Borrowers shall have paid to the Administrative Agent for the account of each Lender that has executed a counterpart hereof and delivered same to the Administrative Agent at the Notice Office on or prior to 5:00 P.M. (New York time) on March 26, 2003, an amendment fee equal to 0.15% of such Lender’s Revolving Loan Commitment, in each case at such time.

                     7.     In order to induce the Lenders to enter into this Amendment, each of the Parent and each of the Borrowers hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date, both before and after giving effect to this Amendment, and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Second Amendment Effective Date, both before and after giving effect to this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date).

                     8.     This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Parent and the Administrative Agent.

9. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                     10.    From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Credit Document for all purposes under the Credit Agreement and the other Credit Documents.

11. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

*        *        *

                    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

TRICO MARINE SERVICES, INC.

By:	/s/ Victor M. Perez
Name: Victor M. Perez
Title: Vice President, Chief Financial Officer and Treasurer

TRICO MARINE ASSETS, INC.

By:	/s/ Victor M. Perez
Name: Victor M. Perez
Title: Vice President, Chief Financial Officer and Treasurer

TRICO MARINE OPERATORS, INC.

By:	/s/ Victor M. Perez
Name: Victor M. Perez
Title: Vice President, Chief Financial Officer and Treasurer

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, Individually and as Administrative Agent

By:	/s/ Hans Chr. Kjelsrud
Name: Hans Chr. Kjelsrud
Title: Senior Vice President

By:	/s/ Ronny Bjornadal
Name: Ronny Bjornadal
Title: Vice President

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:	/s/ Douglas Newton
Name: Douglas Newton
Title: Associate Director

VEREINS –UND WESTBANK AG

By:	/s/ Marquart
Name: Marquart
Title: Senior Vice President

By:	/s/ Schilling
Name: Schilling
Title: Vice President

HAMBURGISCHE LANDESBANK GIROZENTRALE

By:	/s/ Urbaniak
Name: Urbaniak
Title: Vice President

By:	/s/ Gowers
Name: Gowers
Title: Vice President